UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2012

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Endeavour International Corporation (the “Company”) previously reported that on October 29, 2012, J. Michael Kirksey submitted his resignation as the Company’s Executive Vice President and Chief Financial Officer. On that same date and in connection with his resignation, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Kirksey.

Pursuant to the Separation Agreement, Mr. Kirksey will be entitled to receive (a) a lump sum payment of $118,750, (b) accelerated vesting of 36,564 shares of restricted stock, and (c) continuing health insurance and related benefits for 90 days following his resignation. Mr. Kirksey acknowledged satisfaction of all other amounts owed to him by the Company, including wages and unvested shares of restricted stock. Mr. Kirksey also granted the Company a general release of liability and claims. Finally, the Separation Agreement subjects Mr. Kirksey to customary cooperation, non-disparagement, non-solicitation and confidentiality obligations.

Pursuant to its terms, Mr. Kirksey may revoke his agreement to enter into the Separation Agreement for seven days following its execution. If Mr. Kirksey exercises his revocation right, the Separation Agreement shall cease to be in effect and shall be treated as if it had never been executed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and General Release by and between Endeavour International Corporation and J. Michael Kirksey dated as of October 29, 2012.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

November 2, 2012	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Senior Vice President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release by and between Endeavour International Corporation and J. Michael Kirksey dated as of October 29, 2012.